BRIGGS
 BUNTING &
 DOUGHERTY, LLP

 CERTIFIED
 PUBLIC
 ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the Total Return U.S.  Treasury Fund,  Inc. and to the use of our report dated  December  23,  2008 on the  Fund's  financial  statements  and  financial highlights.  Such financial  statements and financial  highlights  appear in the

2008 Annual Report to  Shareholders  that is  incorporated by reference into the

Statement of Additional Information.





                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2009